Exhibit 99.1

EVERYWARE GLOBAL, INC.

Condensed Consolidated Financial Statements

For the three months ended

March 31, 2013 and 2012

(unaudited)

EVERYWARE GLOBAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Thousands of Dollars)

(unaudited)

	Three Months ended March 31,
	2013	2012
Revenues:
Net sales	$97,729	$94,675
License fees	1,610	1,720

Total revenue	99,339	96,395

Cost of sales	73,504	71,353

Gross margin	25,835	25,042

Operating expenses:
Selling, distribution and administrative expense	20,528	22,603
Loss on disposal of assets	—	160

Total operating expenses	20,528	22,763

Income from operations	5,307	2,279

Other expense (income), net	69	(217)
Interest expense including amortization of deferred finance costs	4,139	9,819

Income (loss) before income taxes	1,099	(7,323)
Income tax expense (benefit)	902	(1,040)

Net income (loss)	$197	$(6,283)

See notes to consolidated financial statements.

2

EVERYWARE GLOBAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Thousands of Dollars)

(unaudited)

	Three months ended March 31,
	2013	2012
Net income (loss)	$197	$(6,283)

Other comprehensive income (loss), net of tax:

Foreign currency translation (gain) loss	(380)	294

Natural gas hedge adjustments, net of tax of $595	990	—

Other comprehensive income, net of tax	610	294

Comprehensive (loss) income	$807	$(5,989)

See notes to consolidated financial statements.

3

EVERYWARE GLOBAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Thousands of Dollars)

(unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash	$895	$2,672
Trade accounts receivable, less allowance for doubtful accounts of $7,145 and $7,809, respectively	52,196	50,382
Other accounts and notes receivable	4,634	3,480
Inventories, net of reserves of $6,826 and $7,238	117,595	107,979
Assets held for sale	2,324	2,324
Income taxes receivable	613	795
Other current assets	5,022	4,738
Deferred tax asset	6,133	6,689

Total current assets	189,412	179,059
Property, plant and equipment, net	48,931	49,336
Goodwill	8,559	8,559
Other intangible assets	51,441	52,500
Deferred tax asset	15,164	15,890
Other assets	6,736	7,230

Total assets	$320,243	$312,574

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$1,505	$1,248
Accounts payable	33,669	36,319
Accrued liabilities	28,653	31,129
Income taxes payable	31	113
Accrued pension	1,824	1,823
Current portion of long-term debt	11,073	10,774
Other current liabilities	520	2,083

Total current liabilities	77,275	83,489
Revolver	59,884	35,175
Long-term debt	124,846	135,892
Accrued postretirement liability	913	921
Accrued pension liability	8,405	8,597
Income taxes payable	882	871
Deferred income taxes	8,635	8,635
Deferred Gain-Sale/Leaseback	16,336	16,617
Other liabilities	13,528	13,684

Total liabilities	310,704	303,881

Stockholders’ equity:
Class A voting common stock, $0.001 par value, 40,000 authorized, 2,388 issued and oustanding at March 31, 2013 and December 31, 2012	—	—
Class B nonvoting common stock, $0.001 par value, 20,000 authorized, 217 issued and oustanding at March 31, 2013 and December 31, 2012	—	—
Class C nonvoting common stock, $0.001 par value, 40,000 authorized, 23,227 issued and oustanding at March 31, 2013 and December 31, 2012	2,984	748
Additional paid-in capital	22,483	22,444
Retained deficit	(11,040)	(9,001)
Accumulated other comprehensive loss	(4,888)	(5,498)

Total stockholders’ equity	9,539	8,693

Total liabilities and stockholders’ equity	$320,243	$312,574

See notes to consolidated financial statements.

4

EVERYWARE GLOBAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Thousands of Dollars)

(unaudited)

	Three Months ended March 31,
	2013	2012
CASH FLOW FROM OPERATING ACTIVITIES:
Net income (loss)	$197	$(6,283)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Stock based compensation	39	—
Depreciation and amortization	3,889	3,277
Amortization of deferred gain on sale/leaseback	(280)	(280)
Allowance for doubtful accounts	664	(298)
Allowance for inventory valuation	412	(926)
Loss on disposal of property and equipment	—	160
Deferred income taxes	1,282	(948)
Natural gas hedge MTM adjustment	(990)	—
(Increase)/Decrease in operating assets:
Receivables	(4,136)	1,242
Inventories	(10,347)	(3,865)
Other assets	211	(4,918)
(Decrease)/increase in accounts payable	(1,896)	291
Increase/(decrease) in accrued liabilities	(2,373)	(2,258)
(Decrease)/increase in other liabilities	340	(514)

Net cash used in operating activities	(12,988)	(15,320)

CASH FLOW FROM INVESTING ACTIVITIES:
Purchases of property, equipment, and capitalized software development costs	(2,478)	(2,937)
Proceeds from dispositions of property and equipment	—	220
Note receivable from NCC	(92)	—

Net cash used in investing activities	(2,570)	(2,717)

CASH FLOW FROM FINANCING ACTIVITIES:
(Payments)/borrowing of short term debt, net	236	11
(Payments)/borrowing of revolving credit facility	24,709	(23,425)
(Payments)/borrowing of long term debt, net	(10,818)	51,347
Dividends paid	—	(10,000)

Net cash provided by financing activities	14,127	17,933

EFFECT OF EXCHANGE RATE CHANGES ON CASH	(346)	(214)

NET DECREASE IN CASH	(1,777)	(318)
CASH AT BEGINNING OF PERIOD	2,672	973

CASH AT END OF PERIOD	$895	$655

See notes to consolidated financial statements.

5

EVERYWARE GLOBAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Thousands of Dollars)

(unaudited)

1.	SIGNIFICANT ACCOUNTING POLICIES

See our audited financial statements for the year ended December 31, 2012 for a description of significant accounting policies not listed below.

Overview of the Corporate Structure

On November 1, 2011, Universal Tabletop, Inc. (“Universal”), a subsidiary of EveryWare Global, Inc. (“EveryWare” or the “Company” throughout), acquired 100% of Oneida Ltd.’s (“Oneida”) issued and outstanding capital stock (“Original Common Stock”) in a reverse subsidiary merger transaction (the “Oneida Merger”) in which Oneida was the surviving entity. At the time of the Oneida Merger, EveryWare was a portfolio company of Monomoy Capital Partners II, L.P. and MCP Supplemental Fund II, L.P. (together, “MCP II”).

On March 22, 2012, the Company amended and restated its certificate of incorporation in order to provide for three classes of common stock in lieu of the Original Common Stock as follows: (i) Class A Voting Common Stock; (ii) Class B Nonvoting Common Stock; and (iii) Class C Nonvoting Common Stock. On March 23, 2012, MCP II then exchanged (the “Exchange”) its shares of Original Common Stock for shares of Class A Voting Common Stock and Class C Nonvoting Common Stock of the Company.

Simultaneous with the Exchange, Anchor Holding, Inc. (“Anchor Holdings”), a portfolio company of Monomoy Capital Partners, L.P., MCP Supplemental Fund, L.P. and Monomoy Executive Co-Investment Fund, L.P. (collectively, “MCP”), merged with and into the Company (the “Anchor Merger”), with the Company as the surviving corporation. Immediately following the Anchor Merger, EveryWare contributed the equity interests of Anchor Hocking, LLC and Anchor Hocking Canada, Inc. (collectively “Anchor Hocking”) to Universal. The Anchor Merger resulted in the following:

•	each share of Anchor Hocking Class A Common Stock being converted into one share of EveryWare Class A Voting Common Stock;

•	each share of Anchor Hocking Class B Common Stock being converted into one share of EveryWare Class B Nonvoting Common Stock; and

•	each share of Anchor Hocking Series A Preferred Stock being converted into one share of EveryWare Class C Nonvoting Common Stock.

Based on the above exchange ratios and relative values of Anchor Holdings and EveryWare, MCP and the other Anchor Holdings’ stockholders received approximately 65.4% of the aggregate equity of EveryWare and MCP II received approximately 34.6% of the aggregate equity of EveryWare. The Anchor Merger is considered a transaction between entities under common control of Monomoy Ultimate GP, LLC under Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (ASC 805).

EveryWare Class C Nonvoting Common Stock includes certain preferential rights. Dividends accrue on a daily basis at the rate of 12% per annum on the sum of the liquidation value plus all accrued and unpaid dividends from the date of issuance to the date on which the liquidation value is paid to the holder or the date on which the share is otherwise acquired by the Company. Upon any liquidation, each holder of Class C Nonvoting Common Stock shall be entitled to be paid, before any distribution or payment is made upon any junior securities, an amount in cash equal to the aggregate liquidation value (plus all accrued and unpaid dividends). As of March 31, 2013, dividends of $2,984 have accrued on the Class C Nonvoting Common Stock.

Concurrent with the Anchor Merger, the Company’s subsidiary, Universal, refinanced the existing debt of Oneida and Anchor Hocking into a new asset-based lending facility (“ABL”) and a term loan (“Term Loan”). Proceeds of this refinancing were used to satisfy existing debt ($161.1 million), to pay fees and expenses associated with the refinancing ($9.9 million), and to pay a dividend to the Company’s shareholders ($10.0 million).

EVERYWARE GLOBAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Thousands of Dollars)

(unaudited)

1.	SIGNIFICANT ACCOUNTING POLICIES (continued)

Description of Business

EveryWare is a leading global marketer of tabletop and food preparation products for the consumer and foodservice markets. EveryWare offers a comprehensive line of tabletop and food preparation products, such as bakeware, beverageware, serveware, storageware, flatware, dinnerware, crystal, buffetware and hollowware; premium spirit bottles; cookware; gadgets; candle and floral glass containers; and other kitchen products. EveryWare markets its products globally under the Anchor Hocking®, Anchor®, Anchor Home®, FireKing®, Oneida®, Buffalo China®, Delco® and Sant’ Andrea® brands; in Europe under the Viners® brand; and in Latin America under the W.A. Rogers® brand. EveryWare operates two glass manufacturing plants in the U.S. and sources a variety of tableware products from third parties, primarily in Asia and Europe.

Basis of Presentation

The condensed consolidated financial statements include the accounts of the Company and its subsidiaries. The Company uses a calendar year ended December 31. All significant inter-company transactions have been eliminated in consolidation. All adjustments considered necessary for a fair presentation have been included in the financial statements.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. The most significant estimates and assumptions inherent in the Company’s financial statements include those made regarding valuation of accounts receivable, inventory, goodwill, other intangible assets, deferred tax assets, contingent liabilities, derivatives and hedging and the Company’s pension, postretirement, self-insured workers’ compensation and self-insured medical plans. Actual results could differ from those estimates.

Foreign Currency Transactions

All balance sheet accounts denominated in a foreign currency are translated into U.S. dollars at the rate of exchange in effect at year-end. All foreign currency translation gains or losses are included in other comprehensive income (loss). Foreign exchange transaction gains or losses are recorded when payments of liabilities are made. The gains or losses resulting from the above are included in the results of operations.

Revenue Recognition

Revenues consist of sales to customers and license fees. Wholesale revenues are recognized when title passes and the risks and rewards of ownership have transferred to the customer, based on the shipping terms FOB shipping point pursuant to the Company’s invoice. Retail store revenues are recognized at the time of sale. Amounts charged to customers for shipping are recognized in revenues. The Company has established an allowance for merchandise returns and rebates based on historical experience, product sell-through performance by product and by customer, current and historical trends in the tableware industry and changes in demand for its products. A returns reserve is accrued for the estimated sales value of the projected merchandise returns less the estimated related cost of sales. Rebate allowances are estimated and deducted from revenue at the time that revenue is recognized. From time to time, actual results will vary from the estimates that were previously established.

Subsequent Events

On May 21, 2013, EveryWare (“Former EveryWare”) consummated a business combination with ROI Acquisition Corp. (“ROI”) pursuant to the Business Combination Agreement and Plan of Merger (the “Merger Agreement”), dated as of January 31, 2013, by and among ROI, ROI Merger Sub Corp. (“Merger Sub Corp.”) and ROI Merger Sub LLC (“Merger Sub LLC”), providing for the merger of Merger Sub Corp. with and into Former EveryWare, with Former EveryWare surviving the merger as a wholly-owned subsidiary of the ROI, immediately followed by the merger of Former EveryWare with and into Merger Sub LLC, with Merger Sub LLC surviving the merger as a wholly-owned subsidiary of the ROI.

In connection with the closing of the Business Combination, the newly combined company changed its name from ROI Acquisition Corp. to EveryWare Global, Inc., and Merger Sub LLC, which survived the merger with Former EveryWare, changed its name to EveryWare, LLC.

This followed the receipt of stockholder approval at ROI’s Special Meeting in Lieu of the 2013 Annual Meeting of Stockholders and receipt of public warrantholder approval at ROI’s Special Meeting of Public Warrantholders. As a result of the completion of the transaction, EveryWare Global, Inc. became a public company.

2.	INCOME TAXES

The Company accounts for taxes under the liability method of computing deferred income taxes. Under the liability method, deferred income taxes are based on the tax effect of temporary differences between the financial statement and tax basis of assets and liabilities and are adjusted for tax rate changes as they occur. Deferred tax assets are reduced by valuation allowances to the extent their realization is uncertain.

EVERYWARE GLOBAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Thousands of Dollars)

(unaudited)

2.	INCOME TAXES (continued)

The following table summarizes the Company’s provision for income taxes and the related effective tax rates:

	For the three months ended
	March 31, 2013
	2013	2012
Income (loss) before income taxes	$1,099	$(7,323)
Income tax expense (benefit)	902	(1,040)
Effective tax rate	82.1%	14.2%

For the quarter ended March 31, 2013 the Company recorded a 82.1% effective tax rate compared to 14.2% for the quarter ended March 31, 2012. The tax rate differs from the U.S. statutory tax rate of 35% mainly due to the continued recognition of a full valuation allowances in certain foreign jurisdictions. For the quarter-ended March 31, 2012, the Company had reflected a full valuation allowance against all of its U.S, U.K, Mexico and China net deferred tax assets. At December 31, 2012, the Company determined that a partial valuation allowance should be recorded against its U.S. net deferred tax assets while a full valuation allowance would continue against the foreign jurisdiction net deferred tax assets. For the quarter ended March 31, 2012, there was no change in the U.S. valuation allowance, however we continued to provide a full valuation allowance against pre-tax book losses incurred in the aforementioned foreign jurisdictions. The Company will continue to record a valuation allowance until it is more likely than not that the deferred income tax assets will be realized. We will continue to monitor and assess the need for these valuation allowances in each jurisdiction on a quarterly basis.

3.	INVENTORIES

Inventories by major classification are as follows:

	For the period ended
	March 31,	December 31,
	2013	2012
Finished goods and in-transit	$97,121	$89,765
Work in progress	22,184	21,376
Raw materials	5,117	4,076

Total	124,422	115,217
Less reserves	(6,827)	(7,238)

Total inventory, net	$117,595	$107,979

EVERYWARE GLOBAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Thousands of Dollars)

(unaudited)

4.	DEBT

The following table is a summary of the long-term debt at March 31, 2013 and December 31, 2012, respectively:

			March 31,	December 31,
Short Term Debt Instrument	Interest Rate	Maturity Date	2013	2012
U.K. short term borrowing	floating	annual renewal	$1,505	$1,248

Long Term Debt Instrument			2013	2012
Universal Term Loan	floating	September 25, 2017	$134,638	$145,000
Universal revolving credit facility	floating	March 23, 2017	59,884	35,175
Note payable - PBGC	4.50%	September, 2016	900	1,200
Capitalized leases	floating		381	466

Total Long-Term Debt			195,803	181,841
Less: Current Portion			(11,073)	(10,774)

Long-Term Debt			$184,730	$171,067

U.S. Credit Agreements

The refinanced Term Loan facility completed on March 23, 2012 was syndicated by Barclays Bank PLC as administrative agent for the syndicated lenders. The principal amount of the Term Loan is $150.0 million and it has a maturity date of September 25, 2017. The Term Loan is guaranteed by Universal and its domestic subsidiaries and is secured on first-priority basis by the assets of Universal and its domestic subsidiaries, other than with respect to the assets securing the ABL facility, which secure the Term Loan facility on a second-priority basis. The Term Loan requires amortization of the principal amount payable in consecutive quarterly installments beginning December 31, 2012 in the amount of $5.0 million, with quarterly payments of $2.5 million payable on March 31, June 30, September 30 and December 31 of 2013, with payments of $3.0 million due quarterly on each such date for each quarter thereafter until the earlier of September 25, 2017 or termination, at which point the principal is payable in full. The Company is also obligated to make mandatory prepayments upon the occurrence of certain events, including additional debt issuances, common and preferred stock issuances, certain asset sales and excess cash flow generation. At the Company’s option, borrowings under the Term Loan bear interest at either: (i) Eurodollar Rate or (ii) the Base Rate (which means for any day, a rate per annum equal to the greatest of: (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50% and (c) the Eurodollar Rate for a one month interest period plus 1.00%; provided that the Base Rate will be deemed to be no less than 2.50%). The Term Loan has a Eurodollar Rate floor of 1.50%. For Eurodollar Rate and Base Rate borrowings, respectively, the applicable interest rate margin is a fixed 7.75% and 6.75% existing at March 31, 2013. In connection with the refinancing of the term loan, the company capitalized deferred financing fees in the amount of approximately $8.0 million during 2012.

The amended and restated ABL facility is available for general corporate purposes having a maximum commitment of $85.0 million and a $25.0 million sub-limit for letters of credit and a swingline sublimit equal to the greater of $7.5 million or 10% of the maximum credit. Availability under the ABL facility is subject to an asset borrowing formula based on eligible accounts receivable and inventory. At March 31, 2013, the Company had availability under the ABL facility of $12.7 million to be drawn upon as needed with a blended interest rate of 2.55% and had outstanding standby letters of credit of $8.7 million. The ABL facility is guaranteed by Universal and its domestic subsidiaries and is secured on a first-priority basis by certain current assets, such as accounts receivable, inventory, cash, securities, deposit accounts and securities accounts. Borrowings under the ABL facility bear interest at either: (i) LIBO Rate or (ii) the Base Rate (which means for any day, a rate per annum equal to the greater of: (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%). In addition, the facilities have applicable interest rate margins. For LIBO Rate and Base Rate borrowings, the margin is determined according to an availability matrix. The margin at March 31, 2013 was 2.00% and 1.00% for LIBO and Base Rate, respectively. In connection with the new credit facility the Company capitalized deferred financing fees in the amount of approximately $1.9 million during 2012.

EVERYWARE GLOBAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Thousands of Dollars)

(unaudited)

4.	DEBT (continued)

Each of the ABL and Term Loan facilities contain customary operating and financial conditions and covenants, including but not limited to restrictions on additional indebtedness, mergers and acquisitions, liens, investments, issuances of capital stock and dividends. In addition, the Term Loan facility requires that a maximum leverage ratio and maximum capital expenditure covenants be maintained, along with a minimum interest coverage ratio. The ABL facility requires that a certain minimum fixed charge coverage ratio be maintained if adjusted availability (as defined under the agreement) is below $10.6 million. At March 31, 2013, the fixed charge coverage ratio covenant under the ABL facility was not operative as availability was greater than $10.6 million. Failure to satisfy any of the covenants could result in an event of default that could result in an inability to access the funds necessary to fund the Company’s operations. We were in compliance with all legal and financial covenants as of March 31, 2013.

PBGC Promissory Note

On September 15, 2006, Oneida issued a $3.0 million promissory note to the Pension Benefit Guaranty Corporation (PBGC) payable in equal installments annually over 10 years. At March 31, 2013, $0.9 million was outstanding on the promissory note. Interest with respect to the promissory note is paid annually at a rate of 4.5%.

U.K. Short Term Borrowing

We maintain borrowing facility to support working capital requirements at our U.K. subsidiary operations. This facility is collateralized by U.K. subsidiary trade accounts receivable. The advance rate is 80% of eligible trade accounts receivable with a maximum borrowing limit £1.4 million ($2.1 million). Assuming there is no event of default, the facility automatically renews annually. Interest on the facility is 2.40% margin plus Barclays Bank base rate (0.50% at March 31, 2013). As of March 31, 2013, borrowings outstanding under the facility were £0.9 million ($1.5 million). A separate agreement with Barclays Bank provides for a standby letter of credit facility of up to £0.2 million ($0.4 million). As of March 31, 2013, £0.2 million ($0.4 million) of standby letters of credit were issued to beneficiaries under this facility.

5.	COMMITMENTS AND CONTINGENCIES

The Company is involved in various routine legal proceedings incidental to the operation of its business. The Company does not believe that it is reasonably possible that any ongoing or pending litigation will have a material effect on the future financial position, net income or cash flows of the Company. Notwithstanding the foregoing, legal proceedings involve an element of uncertainty. Future developments could cause these legal proceedings to have a material adverse effect on the Company’s future financial statements.

The Company’s Buffalo China, Inc. subsidiary (Buffalo China) entered into a Brownfield Program clean up agreement in 2008 with the New York State Department of Environmental Conservation for the former Buffalo China manufacturing facility in Buffalo, New York. Buffalo China retained liability for the clean-up when it sold the facility to the Niagara Ceramics Corporation. In December 2012, the Company received the Certificate of Completion from New York State Department of Environmental Conservation. An accrual of $354 and $382, representing testing and other final costs, was reflected in accrued liabilities at March 31, 2013 and December 31, 2012, respectively.

In June 2006, the Phase I and II studies of the Company’s Oneida Knife Plant facility located in Oneida, New York, prepared in connection with the sale of that facility, discovered a reportable event relative to the presence of asbestos, ancient petroleum and volatile organic compounds contamination. The Company entered into a Brownfield Program agreement with the New York State Department of Environmental Conservation regarding the cleanup of this facility. In 2012, the Company received new estimates for damages and/or remediation costs. A site remediation plan is being finalized.

EVERYWARE GLOBAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Thousands of Dollars)

(unaudited)

5.	COMMITMENTS AND CONTINGENCIES (continued)

EveryWare is party to collective bargaining agreements that cover most of its manufacturing employees. EveryWare is currently operating under an extension agreement to the collective bargaining agreement covering hourly production and maintenance employees at its Monaca, Pennsylvania manufacturing plant. Under the extension agreement, either EveryWare or the union can terminate the agreement by providing 72 hours advance notice. In addition, EveryWare’s Lancaster, Ohio manufacturing plant is subject to collective bargaining agreements that expire on September 30, 2013.

The Company leases numerous retail outlet stores, warehouses and office facilities. All leases are recognized on a straight-line basis over the minimum lease term.

6.	FAIR VALUE OF FINANCIAL ASSETS AND LIABILITIES

The Company follows the provisions of FASB ASC 820, Fair Value Measurements and Disclosures (ASC 820), which establishes a framework for measuring fair value and expands disclosures about fair value measurements. The amounts of the Company’s financial instruments, including cash and cash equivalents, accounts receivable and accounts payable approximate fair value because of their short-term maturities. The carrying amounts of long term debt approximate fair value based on interest rates currently available for instruments with similar terms.

The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described as follows:

•	Level 1 – Valuation is based upon unadjusted quoted prices for identical assets or liabilities in active markets.

•

Level 2 – Valuation is based upon quoted prices for similar assets and liabilities in active markets, or other inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the final instruments.

•	Level 3 – Valuation is based upon other unobservable inputs that are significant to the fair value measurements.

The classification of fair value measurements within the hierarchy is based upon the lowest level of input that is significant to the measurement. The following table presents the Company’s assets (liabilities) measured at fair value on a recurring basis under ASC 820-10 at March 31, 2013 and December 31, 2012.

		Fair Value Measurements Using
	December 31, 2012	Level 1	Level 2	Level 3
Asset (liability):
Foreign currency futures	$65	$—	$65	$—
Natural gas futures	(1,960)	—	(1,960)	—

		Fair Value Measurements Using
	March 31, 2013	Level 1	Level 2	Level 3
Asset (liability):
Foreign currency futures	$65	$—	$65	$—
Natural gas futures	(375)	—	(375)	—

EVERYWARE GLOBAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Thousands of Dollars)

(unaudited)

6.	FAIR VALUE OF FINANCIAL ASSETS AND LIABILITIES (continued)

The Company accounts for derivatives in accordance with FASB ASC 815 Derivatives and Hedging (ASC 815). The Company utilizes derivative financial instruments to hedge commodity price risks associated with natural gas requirements, and foreign exchange rate risks associated with the effects of foreign currency fluctuations. If the derivative is designed and qualifies as a cash flow hedge, the changes in fair value of the derivative instrument may be recorded in comprehensive income. The natural gas commodity price hedges qualify for hedge accounting since the hedges are highly effective, and we have designated and documented contemporaneously the hedging relationship involving these derivative instruments. Any hedges that do not qualify as highly effective or if the Company does not believe that forecasted transactions would occur, the changes in the fair value of the derivatives used as hedges would be reflected in earnings. Cash flows from foreign exchange contracts do not meet hedge requirements and are classified as an operating activity.

Derivative contracts are valued using quoted market prices and significant observable and unobservable inputs. The Company uses derivative instruments to minimize our exposure to fluctuations in foreign currency exchange rates and the cost of natural gas. The Company’s derivative instruments primarily include foreign currency forward agreements related to certain forecasted inventory purchases from suppliers and usage of natural gas in production of finished goods.

The fair value for the majority of our foreign currency derivative contracts are obtained by comparing our contract rate to a published forward price of the underlying market rate, which is based on market rates for comparable transactions and are classified within Level 2 of the fair value hierarchy.

During the fourth quarter of each year, the Company uses a relief from a royalty method to estimate the fair value of other intangible assets and a combination of discounted cash flows, and a market comparable analysis to estimate fair value of goodwill. Foreign exchange contracts are based on quoted prices for similar assets and liabilities in active markets. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of assets and liabilities and their placement within the fair value hierarchy.

7.	RETIREMENT BENEFIT PLANS

Funded Pension Plans

The Company maintains various defined benefit pension plans with the Oneida subsidiaries. Oneida has two U.S. based defined benefit pension plans covering the former (a) salaried, and (b) union employees of Buffalo China, Inc., a subsidiary located in the U.S. Additionally, Oneida maintains a defined benefit pension plan covering the employees of its United Kingdom subsidiary. Oneida also offers defined contribution plans to employees of its United Kingdom and Canadian subsidiary, as well as other similar benefits to the Chinese and Mexican subsidiary employees. The Company also offers a 401(k) savings plan to all Company domestic employees.

The net periodic pension cost for the Company’s qualified defined pension plans were:

	U.S. Pension Plans		Non-U.S. Pension Plans
Three months ended March 31,	2013	2012	2013	2012

Service cost	$—	$—	$3	$4
Interest cost	277	279	54	59
Expected return on plan assets	(338)	(312)	(87)	(84)

Net periodic pension (benefit)	$(61)	$(33)	$(30)	$(21)

EVERYWARE GLOBAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Thousands of Dollars)

(unaudited)

7.	RETIREMENT BENEFIT PLANS (continued)

Non Funded Pension Plans

The Company maintains two non-qualified unfunded plans designed to provide additional retirement benefits to former executives of its Oneida subsidiary; the Supplemental Executive Retirement Plan (SERP) and the Restoration Plan.

Upon retirement, SERP participants receive an annual retirement allowance, as defined by the plan, less amounts paid under the qualified retirement plan, social security and retirement allowances from previous employers. All participants under this plan are currently retired. The Restoration Plan benefit is designed similar to the SERP. This plan was frozen during 2005 and benefits for employees not vested were terminated.

The net periodic pension cost for the Company’s non-qualified U.S. pension plans was:

Three months ended March 31,	SERP		Restoration Plan
	2013	2012	2013	2012
Service cost	$—	$—	$—	$—
Interest cost	15	15	89	16

Net periodic pension cost	$15	$15	$89	$16

Post Retirement Plans

The Company maintains various post retirement plans with the Anchor and Oneida subsidiaries. Anchor agreed to acquire the Accumulated Post-retirement Benefit Obligations (“APBO”) for the contractual postretirement benefit (the “Plan”) due to collective bargaining employees at the Monaca facility. The obligation provides 100% coverage, after retirement, on hospital, surgical, physician, and diagnostic services subject to a $5 lifetime maximum.

Anchor also participates in the funding of a Voluntary Employee Beneficiary Association (“VEBA”) to provide certain health care and death benefits for retirees under the current labor agreements. The Company contributed $50 and $50 to the VEBA during 2012 and 2011, respectively.

Oneida maintains a postretirement medical, drug and life insurance plan for employees of its Canadian subsidiary and post retirement life insurance for its domestic subsidiaries.

The net periodic pension cost for the Company’s U.S and non-U.S. qualified defined benefit and postretirement plans were as follows:

	U.S. Post Retirement Plans		Non U.S. Post Retirement Plans
Three months ended March 31,	2013	2012	2013	2012
Service cost	$7	$7	$—	$—
Interest cost	5	5	4	4
Expected return on plan assets	—	—	—	—
Net amortization	(8)	(8)	3	3

Net periodic pension (benefit)	$4	$4	$7	$7

Other Plans

Deferred Compensation Plan

The Company maintains a deferred compensation plan for select employees who elect to defer a certain percentage of annual salary. Deferrals to the plan have been suspended. The company does not match any contributions. Each participant earns interest based upon the Moody’s Baa corporate bond rate, adjusted quarterly, on their respective deferred compensation balance. Upon retirement or termination, participants are generally paid out in monthly installments over 10 years.

EVERYWARE GLOBAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Thousands of Dollars)

(unaudited)

8.	STOCK BASED COMPENSATION

Stock-based compensation is accounted for in accordance with FASB ASC Topic 718, Compensation – Stock Compensation (ASC 718) and FASB ASC Topic 505-50, Equity – Equity Based Payment to Non-Employees (ASC 505-50), which requires companies to estimate the fair value of share-based awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the Company’s consolidated statements of operations over the requisite service periods. The Company uses the straight-line method of expensing stock options to recognize compensation expense in its consolidated statements of operations for all share-based awards. Because share-based compensation expense is based on awards that are ultimately expected to vest, share-based compensation expense is reduced to account for estimated forfeitures. ASC 718 requires forfeitures to be estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. No stock options were granted in 2011. For stock options granted in 2012, the compensation expense is based on the grant date fair value estimated in accordance with the provisions of ASC 718.

In 2012, the Company adopted the EveryWare Global, Inc. 2012 Stock Option Plan (the “2012 Plan”). The provisions of the 2012 Plan allow the awarding of nonqualified stock options on the Company’s Class B Nonvoting Common Stock to key employees and directors. The aggregate number of options on the Company’s Class B Nonvoting Common Stock that may be granted under the 2012 Plan may not exceed 2,871.4 shares. On or about October 22, 2012, options to acquire 1,236.7 shares of Class B Nonvoting Common Stock were issued to certain senior executives and members of the Board of Directors. Of these, 494.7 are subject to time vesting conditions and 742.0 are subject to performance vesting conditions. Time vesting options vest ratably and become exercisable over a period of five years from the date of grant; however, time vesting options will accelerate and vest and become exercisable upon the consummation of certain change of control transactions. Performance vesting options vest on the achievement of certain net investment return thresholds of MCP I and MCP II and become exercisable only upon the achievement of these investment return thresholds and the consummation of certain change of control transactions. Each of the options expires 10 years after its date of grant.

Stock option activity for the three months ended March 31, 2013 was as follows:

Non-Performance Shares

	Number of Non-vested Shares	Weighted Average Exercise Price
Outstanding at January 1, 2013	474.10	4,774
Granted	—	—
Vested	(24.70)	(4,774)
Forfeited	—	—

Outstanding at March 31, 2013	449.40	4,774

Performance Shares

	Number of Non-vested Shares	Weighted Average Exercise Price
Outstanding at January 1, 2013	742.00	4,774
Granted	—	—
Vested	—	—
Forfeited	—	—

Outstanding at March 31, 2013	742.00	4,774

EVERYWARE GLOBAL, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Thousands of Dollars)

(unaudited)

8.	STOCK BASED COMPENSATION (continued)

As of March 31, 2013, the total unrecognized compensation cost related to unvested options was $707 for the non-performance options and $1,087 for the performance options.

9.	OPERATIONS BY SEGMENT

We conduct our business through the following reportable segments: consumer, foodservice, specialty and international business. The classifications are defined as follows:

•	Consumer – the consumer segment sells directly to a broad base of retail channels including department stores, mass merchandisers and chain stores.

•	Foodservice – the foodservice segment sells directly or through distributors to foodservice operations, including hotels, restaurants, airlines, cruise lines, schools, and healthcare facilities.

•	Specialty – the specialty segment offers glass-based products to candle/floral wholesale, direct sell, industrial, lighting and wine/spirits customers.

•

International – our international segment provides the full portfolio of Company product offerings to a variety of distributors, foodservice operations and retail outlets outside of the U.S. and Canada. The Company’s most significant International location is in the United Kingdom.

The accounting policies of the reportable segments are the same as those described in Note 1. The Company evaluates the performance of its segments based on revenue, and measure segment performance based upon segment (loss) income before taxes before unallocated manufacturing costs, unallocated selling, distribution and administrative costs, other income/expenses and interest expense. (“segment contribution”).

Given the nature of the Company’s operations, the Company does not categorize and manage assets by reportable segment but rather on a Company-wide level.

The following information provides operating information about the Company’s reportable segments:

	Three months ended March 31,
	2013	2012
Net Sales
Consumer	$34,742	$32,740
Foodservice	30,779	29,896
Specialty	23,402	23,255
International	8,806	8,784

Total Segment net sales	97,729	94,675
License fees	1,610	1,720

Total Revenues	$99,339	$96,395

Segment contribution before unallocated costs
Consumer	3,415	5,392
Foodservice	7,817	6,079
Specialty	3,089	3,272
International	(346)	647

Total Segment Contribution	$13,975	$15,390

Unallocated manufacturing costs	(1,805)	93
Unallocated selling, distribution and administrative costs	10,473	12,858
Loss on asset disposal	—	160
Other (income) expense, net	69	(217)
Interest expense	4,139	9,819

Income (loss) before income taxes	$1,099	$(7,323)